UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2023

HNR ACQUISITION CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41278	85-4359124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(Address of Principal Executive Offices, including Zip Code)

(713) 834-1145

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of common stock at an exercise price of $11.50 per share	HNRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 8, 2023, HNR Acquisition Corp (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that it has received notice, on February 5, 2023, from HNRAC Sponsors LLC (the “Sponsor”), the Company’s sponsor, of its intention to extend the period of time the Company will have to consummate its initial business combination by 3 months from the current deadline of February 15, 2023 until May 15, 2023 (the “Extension”) and that on February 8, 2023, in accordance with the Company’s Certificate of Incorporation, the Sponsor’s designee has timely deposited $862,500 into the Company’s trust account in connection with the Extension.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HNR ACQUISITION CORP

Date: February 9, 2023	By:	/s/ Donald H. Goree
		Name:	Donald H. Goree
		Title:	Chief Executive Officer

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